Fax To:        Kim Fuerst
               Sam Butler

From:          Jim Moore

Date:          February 17, 1999




Dear Kim and Sam:

As a further accommodation to the company and the board, I hereby extend the due date of the bridge loan to Monday, March 15, 1999.


Sincerely,


/s/ Jim Moore

Jim Moore